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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our report dated March 8, 2013, with respect to the consolidated financial statements included in the Annual Report of Erickson Air-Crane Incorporated and its subsidiaries on Form 10-K for the year ended December 31, 2012. We hereby consent to the incorporation by reference of said report in the Registration Statement of Erickson Air-Crane Incorporated and its subsidiaries on Form S-8 (File No. 33-180778, effective April 17, 2012).

/s/ GRANT THORNTON LLP
Portland, Oregon March 8, 2013

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM